SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2005
BRAND INTERMEDIATE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	333-102511-14 (Commission File Number)	13-3909682 (IRS Employment Identification No.)

15450 South Outer Highway 40, #270
Chesterfield, Missouri 63017
(Address of principal executive offices)

Registrant's telephone number, including area code 636-519-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.01 - Acquisition or Disposition of Assets

As previously reported in our Current Report on Form 8-K dated July 29, 2005 and filed August 4, 2005, on July 29, 2005, Brand Services, Inc., a subsidiary of Brand Intermediate Holdings, Inc. (the "Company"), completed the acquisition of the operating assets of the subsidiaries of Aluma Enterprises, Inc. ("Aluma") of Toronto, Ontario, Canada, pursuant to the terms of the  Asset Purchase Agreement dated May 19, 2005. The disclosures set forth under Items 1.01, 2.01 and 2.03 of such Form 8-K are hereby incorporated by reference into this Item 2.01 of this amended report. The required historical financial statements and pro forma financial information is contained herein under Item 9.01 of this report.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of business acquired:

The historical financial statements of Aluma Enterprises are included herein on pages F-3 to F-47.

(b)	Pro forma financial information:

The unaudited pro forma condensed combined financial statements of the Company and Aluma are included herein beginning on page F-48.

        (c)  Exhibits.

None

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAND INTERMEDIATE HOLDINGS, INC.

Date: October 12, 2005	By:	/s/ Anthony A. Rabb
Anthony A. Rabb
Chief Financial Officer and Vice President, Finance

INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements of Aluma Enterprises Inc. - December 31, 2004

Unaudited Financial Statements of Aluma Enterprises Inc. - June 30, 2005

Unaudited Pro Forma Condensed Combined Financial Statements of Aluma and the Company

Explanation of Pro Forma Statements	F-48
Pro Forma Condensed Combined Balance Sheet as of June 30, 2005	F-49
Pro Forma Condensed Combined Statement of Operations for the Six Months Ended June 30, 2005	F-50
Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2004	F-51
Notes to Pro Forma Condensed Combined Financial Statements	F-52 to F-58

Consolidated Financial Statements

Aluma Enterprises Inc.
December 31, 2004

INDEPENDENT AUDITORS' REPORT

To the Director of
Aluma Enterprises Inc.

We have audited the accompanying consolidated balance sheets of Aluma Enterprises Inc. as of December 31, 2004 and 2003, and the related consolidated statements of deficit, operations and cash flows for each of the years in the three-year period ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Aluma Enterprises Inc. as at December 31, 2004 and 2003, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2004 in conformity with accounting principles generally accepted in Canada.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the consolidated financial statements, the Company has sold the majority of its net operating assets on July 29, 2005. After July 29, 2005, the Company will no longer be an operating entity and the fair value of the Company's remaining assets will be insufficient to discharge its estimated remaining net liabilities. Therefore, at that time the going concern basis of presentation will no longer be appropriate. The financial statements do not include any adjustments required to bring the Company's assets and liabilities to their liquidation values.

Toronto, Canada,
February 25, 2005	By:	/s/ Ernst & Young LLP
[except for notes 2 and 19 which are dated as of September 30, 2005].
Chartered Accountants

Aluma Enterprises Inc.
Incorporated under the laws of Ontario

CONSOLIDATED BALANCE SHEETS
[thousands of Canadian dollars]

As at December 31

ASSETS [Note 5]	2004	2003
Current
Cash	$4,696	$2,920
Trade and other accounts receivable	39,835	35,926
Inventory	2,496	1,983
Prepaid expenses and deposits	3,096	999
Future income taxes [note 11]	7,532	4,129
Total current assets	57,655	45,957
Rental equipment, net [note 3]	140,001	123,009
Property and equipment, net [note 4]	5,965	5,947
Future income taxes [note 11]	21,896	24,638
Other assets [note 7]	7,889	5,909
	233,406	205,460

LIABILITIES AND SHAREHOLDER’S EQUITY
Current
Bank indebtedness [note 6]	$7,947	$2,722
Trade accounts payable and accrued liabilities [notes 9 and 16 (b)]	35,905	22,085
Business restructuring provisions [note 8]	525	629
Due to related parties [notes 10 and 16 (b)]	452	3,316
Current portion of long-term debt [note 5]	13,613	11,285
Future income taxes [note 11]	5,580	-
Total current liabilities	64,022	40,037
Long term debt [note 5]	68,104	27,852
Notes payable to parent company [note 10]	-	42,200
Other liabilities [notes 9 and 16(b)]	8,713	3,430
Future income taxes [note 11]	24,095	29,267
Total liabilities	164,934	142,786

Shareholder’s equity [note 12]	68,472	62,674
	233,406	205,460

Commitments and contingencies (note 16)

See accompanying notes

Aluma Enterprises Inc.

CONSOLIDATED STATEMENTS OF DEFICIT
[thousands of Canadian dollars]

Year ended December 31	2004	2003	2002

Deficit, beginning of year	$(23,450)	$(24,234)	$(17,866)
Net income (loss) for the year	5,798	784	(6,368)
Deficit, end of year	(17,652)	(23,450)	(24,234)

See accompanying notes

Aluma Enterprises Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
[thousands of Canadian dollars]

Year ended December 31	2004	2003	2002

Revenues [note 3 (d)]	$275,950	$239,436	$228,941
Cost of sales	142,401	127,965	111,063
Gross Profit	133,549	111,471	117,878

Expenses
Yard, selling and administrative expense	97,764	84,063	92,186
Income before undernoted items	35,785	27,408	25,692
Depreciation and amortization	18,441	17,284	19,227
Interest expense, net (note 5 (g))	8,688	8,065	7,663
Business restructuring and other expenses (note 8)	711	4,027	5,155
Loss on parent debt obligation (note 16(b))	6,131	--	--
Foreign exchange gain	(4,071)	(3,036)	(794)
Income (loss) before income taxes	5,885	1,068	(5,559)
Provision for income taxes (note 11)	87	284	809
Net income (loss) for the year	5,798	784	(6,368)

See accompanying notes

Aluma Enterprises Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS
[thousands of Canadian dollars]

Year ended December 31	2004	2003	2002

OPERATING ACTIVITIES
Net income (loss) for the year	$5,798	$784	$(6,368)
Adjustments for non-cash items [note 13 (a)]	15,690	9,281	24,977
Net change in non cash working capital balances [note 13 (b)]	5,332	6,923	(4,968)
Cash provided by operating activities	26,820	16,988	13,641

INVESTING ACTIVITIES
Purchase of rental equipment	(41,130)	(14,014)	(28,483)
Proceeds from disposal of rental equipment	16,696	13,422	13,177
Proceeds from disposal of assets held for sales	—	3,390	—
Purchase of property and equipment	(908)	(486)	(966)
Proceeds from disposal of property and equipment	—	64	269
Decrease (increase) in other assets	1,752	(4,133)	459
Cash used in investing activities	(23,590)	(1,757)	(15,544)

FINANCING ACTIVITIES
Decrease in restricted cash	—	900	—
Increase (decrease) in bank indebtedness	5,225	(19,378)	18,014
Increase in other assets due to financing fees [note 7(b)]	(4,668)	—	—
Net proceeds from refinancing of capital lease	—	2,469	—
Increase (decrease) in other liabilities	434	(650)	(652)
Issuance of term loans	65,000	—	—
Issuance of term debt	12,022	4,485	—
Increase (decrease) in long-term debt	(13,000)	13,000	—
Repayments of notes payable to parent company	(43,296)	(4,073)	(4,190)
Repayments of term and restructured debt	(23,171)	(12,037)	(12,315)
Cash provided by (used in) financing activities	(1,454)	(15,284)	857

Net increase (decrease) in cash during the year	1,776	(53)	(1,046)
Cash, beginning of year	2,920	2,973	4,019
Cash, end of year	4,696	2,920	2,973

Supplementary cash flow information [note 13]

See accompanying notes

Aluma Enterprises Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
[thousands of Canadian dollars]

December 31, 2004

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These financial statements present the consolidated results of Aluma Enterprises Inc. [the "Company"] and have been prepared on a going concern basis in accordance with Canadian generally accepted accounting principles. The going concern basis of presentation assumes the Company will continue in operation for the foreseeable future and be able to realize its assets and discharge its liabilities in the normal course of business [note 2].

The significant accounting policies followed in the preparation of these consolidated financial statements are summarized below:

Principles of consolidation

The financial statements present on a consolidated basis the results of the Company and all of its subsidiaries, including its principal operating subsidiaries - Aluma Systems Canada Inc., Aluma Systems USA Inc., Aluma Systems International Inc. and Aluma Systems Ontario Ltd.

Inventory

Inventory is comprised of forming and shoring systems and scaffolding equipment used to fill sales orders, and is recorded at the lower of cost and net realizable value.

Rental equipment

Rental equipment is comprised of forming, shoring and scaffolding systems and is recorded at cost less accumulated depreciation. An impairment loss is recorded when the carrying value of an asset exceeds the total undiscounted cash flows expected from its use and eventual disposition. The impairment recognized is measured as the amount by which the carrying value exceeds its fair value. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets, which range between 5 and 15 years. The Company provides for lost and damaged equipment as a charge to yard, selling and administrative expense in the consolidated statement of operations. Proceeds from rental equipment periodically sold and proceeds from amounts recovered from customers for lost and damaged equipment are included in sales revenue in the consolidated statement of operations.

Property and equipment

Property and equipment are recorded at cost less accumulated depreciation. An impairment loss is recorded when the carrying value of an asset exceeds the total undiscounted cash flows expected from its use and eventual disposition. The impairment recognized is measured as the amount by which the carrying value exceeds its fair value. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets, generally at periods of 10-20 years for buildings, 3-10 years for computer, operating and office equipment, and the lesser of the term of the lease plus one renewal period or 5 years for leasehold improvements.

Revenue recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collectibility is probable. The Company generally records three types of revenue: rental, services and sales. For rental equipment leased to a customer under an operating lease, revenue recognition commences when the rental equipment has been shipped, installed and is ready for use. Revenue from operating leases is recognized on a monthly basis over the term of the lease. Revenue from services is recognized based on the services provided. Revenue from equipment sales is recognized upon shipment and transfer of title. For contracts with multiple deliverables, the Company allocates revenue to each element of the contract based on objective evidence of the fair value of the element.

Leases

Where the Company is the lessee, leases are classified as capital or operating depending upon the conditions of the contract. A lease that transfers to the Company substantially all of the benefits and risks of ownership of the asset is accounted for as an acquisition of an asset and the assumption of an obligation at the inception of the lease. All other leases are accounted for as operating leases wherein rental payments are charged to income as incurred.

Where the Company is the lessor, leases are classified as a sale or rental depending upon the conditions of the contract. A lease that transfers to its customer substantially all of the benefits and risks of ownership of the asset is accounted for as a sale, thus giving rise to a profit or loss. All other leases are accounted for as rental leases wherein rental receipts are reflected in income as incurred.

Financing costs

The costs of obtaining bank and other debt financing are included in other assets on the consolidated balance sheet. Amortization is included in depreciation and amortization expense on a straight-line basis over the effective life of the debt to which it relates.

Foreign currency translation

The Company's foreign operations are integrated into the business, and therefore foreign currency amounts and balances are measured using the temporal method of accounting. Using this method, the operations are converted as follows:

•	Monetary assets and liabilities at rates of exchange in effect at the consolidated balance sheet date.
•	Non-monetary assets and liabilities at rates of exchange prevailing at the historic transaction dates.
•	Revenues and expenses at average rates of exchange prevailing during the year.
•	Gains or losses arising on the translation of long-term debt are included in income during the year.

Income taxes

The Company has adopted the liability method of tax allocation for accounting for income taxes. Under the liability method of income tax allocation, future tax assets and liabilities are determined based on temporary differences between the financial reporting and tax bases of assets and liabilities and are measured using the substantively enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Use of estimates

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Restructuring charges

The Company records restructuring charges or recognizes a liability related to an exit or disposal activity when the costs are incurred and can be measured at fair value.

Long-term incentive plan

The Company uses a formula based on a defined income amount and a defined long-term debt amount to calculate the year over year change in the value of each phantom unit in the long term incentive plan. The amount of the change in value is charged to income over the remaining vesting period of each unit on a straight-line basis.

2. SUBSEQUENT EVENTS

Sale of operating assets

On July 29, 2005, the Company sold the majority of its net operating assets to Brand Services, Inc. ["Brand"] for cash consideration of $255,000. Certain non-operating assets and liabilities, resulting in a net deficit of $14,000, have been excluded from the sale and will remain the sole and exclusive right/obligation of the Company.

Proceeds from the sale have been used to discharge the bank indebtedness [note 6], the letter of credit commitments, the long-term debt [note 5] and the related accrued interest of the Company. Accordingly the security agreements associated with this debt have been released. The Company no longer has any rental fleet under capital leases as these lease obligations have also been discharged [note 5].

The Company had guaranteed Nault Enterprises, Inc. ["Nualt"] debt obligations of $156,091 inclusive of applicable interest and on sale of the net operating assets of the Company, was required to perform under the guarantee [note 16 (b)]. As a result of the sale to Brand the Company paid $101,680 in addition to the $5,926 that was already accrued, for a total payment of $107,606 to the lenders of Nualt. As a result the Company recorded a loss of $101,680 on its guarantee of Nualt's debt obligation, which is included in the determination of the loss on sale of the net operating assets. Although the security agreements arising from the guarantee have been released to effect the sale to Brand, the guarantee remains in place.

A summary of the estimated loss on the sale of the Company's net operating assets as at July 29, 2005 is presented below:

Gross proceeds	$255,000
Estimated costs of the transaction and other post-closing adjustments	(21,144)
Net proceeds	233,856
Estimated net assets sold	(185,761)
Deferred financing costs written off	(3,497)
Loss on guarantee of parent debt obligation	(101,680)
Loss on sale of net operating assets before income taxes	(57,082)
Income taxes	(14,138)
Loss on sale of net operating assets	(71,220)

Deferred financing charges [note 7] in the amount of $3,497 as at July 29, 2005 relating to a debt that has been discharged has been written off and is included in the loss above.

These amounts are subject to any post-closing adjustments, including working capital changes and finalization of payments under the phantom share plan [note 9].

The consolidated financial statements at December 31, 2004 have been prepared on a going concern basis in order to present the historical results of operations. The going concern basis of presentation assumes the Company will continue in operation for the foreseeable future and be able to realize its assets and discharge its liabilities in the normal course of business. After July 29, 2005, the Company will no longer be an operating entity and the fair value of the Company's remaining assets will be insufficient to discharge its estimated remaining net liabilities of $14,000. Therefore, at that time the going concern basis of presentation will no longer be appropriate. These consolidated financial statements do not reflect the effect of any adjustments required to bring the Company's assets and liabilities to their liquidation values.

Commitments

In accordance with the terms of the sale, Brand has agreed to take on all of the lease commitments with the exception of three properties. The remaining lease commitments for these properties are as follows:

Non-related parties
2005	$467
2006	362
2007	139
2008	92
1,060

Real estate properties

In July 2005, the Company sold a property to Brand for $828 [$670 U.S.] for no gain or loss. On April 15, 2005 and June 7, 2005, the Company had foreclosed on two of four real estate properties that were secured by mortgages receivable [note 7] for a total cost of $1,496 [$1,105 U.S.]. The Company intends to foreclose on the remaining two properties secured by the mortgages receivable [$2,298] and is in negotiation to sell these properties to Brand.

Contingency

As part of the sale process in May 2005, preliminary environmental site assessments were performed by Brand on three properties that are occupied by Aluma as a tenant and were not assumed by Brand. These assessments indicate that there may be areas on the properties that require environmental remediation. It is possible that the Company may incur remediation costs in the future, however, it is not possible at this time to reasonably estimate the amount of any obligation for the remediation effort.

3. RENTAL EQUIPMENT

[a] Rental equipment is comprised of:

	2004
	Cost	Accumulated depreciation	Net book value

Rental equipment	$220,911	$87,547	$133,364
Rental equipment under capital lease	6,844	207	6,637
	227,755	87,754	140,001

	2003
	Cost	Accumulated depreciation	Net book value

Rental equipment	$203,129	$82,186	$120,943
Rental equipment under capital lease	2,112	46	2,066
	205,241	82,232	123,009

[b]
During 2004, the Company sold and leased back rental equipment for total proceeds of $2,000, resulting in a gain of $769. The gain on the sale has been deferred and is being amortized to depreciation expense over the life of the rental equipment, which is 15 years.

During 2003, the Company sold and leased back rental equipment for total proceeds of $2,000, resulting in a gain of $130. The gain on the sale has been deferred and is being amortized to depreciation expense over the life of the rental equipment, which is 15 years.

[c]	During 2004, the amortization expense for capital leases was $161 [2003 - $30].

[d]	Revenues in 2004 consist of rental revenue of $111,913 [2003 - $89,367; 2002 - $99,548] and services and other revenue of $164,037 [2003 - $150,069; 2002 - $102,805].

4. PROPERTY AND EQUIPMENT

Property and equipment are comprised of:
	2004
	Cost	Accumulated depreciation	Net book value

Land	$2,204	$—	$2,204
Buildings	2,101	1,013	1,088
Buildings under capital lease	112	41	71
Leasehold improvements	2,014	933	1,081
Computer, operating and office equipment	15,571	14,050	1,521
	22,002	16,037	5,965

	2003
	Cost	Accumulated depreciation	Net book value

Land	$2,204	$—	$2,204
Buildings	2,101	911	1,190
Buildings under capital lease	112	26	86
Leasehold improvements	2,118	791	1,327
Computer, operating and office equipment	15,236	14,096	1,140
	21,771	15,824	5,947

5. LONG-TERM DEBT

Long-term debt is comprised of:
	2004	2003

Term loans (a)	$59,541	$—
Real estate debt (b)	13,394	14,230
Vendor financing (c)	4,740	—
Capital lease obligations (d)	4,042	1,939
Restructured debt (e)	—	9,728
Long-term debt (e)	—	13,000
Term debt (e)	—	240
Total - term and restructured debt	81,717	39,137
Less current portion	13,613	11,285
	68,104	27,852

[a] Term loans

Term loans consist of the following:
	2004	2003

Term Loan A	$27,500	$—
Term Loan B (U.S. $26,621)	32,041	—
	59,541	—

On April 8, 2004, the Company entered into a loan agreement with Wells Fargo Foothill, Inc. ["WFF"] for credit facilities to a maximum amount of $95,000 maturing April 8, 2009. On December 30, 2004, WFF increased the Company's credit facility to include a Revolver C Loan for U.S.$7,500.

The credit facilities included in the agreement are as follows:

•	A $30,000 term loan [Term Loan A] repayable in monthly principal payments of $500 plus interest continuing until maturity. Any remaining principal balance is due on the maturity date.
•	A $35,000 [U.S.$26,621] term loan [Term Loan B]. The principal balance is due on the maturity date.
•	A U.S.$7,500 operating facility [Revolver C Loan]. The principal balance is due on the maturity date.
•	An operating facility consisting of a revolving loan [included in bank indebtedness] and letters of credit, to a maximum of $30,000 limited by margin calculations on accounts receivable and inventory.

Various interest options are available to the Company for the above credit facilities ranging from U.S. prime plus 1.00% to U.S. LIBOR plus 9.00%. Interest is payable on a monthly basis for prime debt with LIBOR contracts payable every 90 days. There is a minimum interest rate on Term Loan B of 10.25% from April 8, 2004 to June 30, 2004, 9.25% from July 1, 2004 to September 30, 2004 and 8.25% thereafter. Interest is payable on a monthly basis on the Revolver C Loan at a rate of LIBOR plus 8.00%.

Under the terms of various general security agreements, the Company has pledged all of its assets to WFF with the exception of any real estate assets and specifically pledged equipment as collateral.

The credit facility contains financial and operating covenants, including among other things, that the Company maintain certain financial ratios, and imposes limitations on the Company's ability to make capital expenditures and to incur indebtedness. At December 31, 2004, the Company was in compliance with its covenants.

[b]	Real estate debt

Real estate debt consists of the following:

	2004	2003

Bank loan payable (U.S. $3,168) (i)	$3,813	$4,485
Post assignment residual loan (U.S. $5,827) (ii)	7,013	7,004
Mortgage payable (iii)	2,568	2,741
	13,394	14,230

[i]
In December 2003, the Company initiated a plan to obtain four properties that secure the majority of an obligation in default from an Affiliate. As part of this plan, the Company borrowed $4,485 [U.S.$3,470] from a third party and used these funds to purchase certain mortgage receivables [note 7[a]] and related securities. The loan bears a fixed rate of interest at 7.50% and matures in April 2009. The initial payment was U.S.$27 in January 2004 followed by monthly blended principal and interest payments of U.S.$48 until maturity, in April 2009.

[ii]
The Company co-guarantees outstanding debt with Nualt, the Company's sole shareholder, and TDZ Holdings Inc., an affiliated company. The Company carries the debt which has interest terms of 7.5%, with no fixed repayment terms and matures in April 2009. Accrued interest was capitalized as debt. In 2004 this amounted to $491 [U.S.$408] [2003 - nil].

[iii]
The Company has a 7.5% mortgage payable, against which two real estate properties are pledged as collateral. There are monthly blended principal and interest payments of $29 until maturity, in April 2009.

[c] Vendor financing

During the year, the Company borrowed from its suppliers to finance rental fleet purchases. Fixed interest rates charged on these notes range from 4.5% to 8.0% and the notes mature between 2005 and 2007. Collateral is a specific charge over rental equipment amounting to $7,481. A portion of the notes were financed in U.S. dollars amounting to $726 [U.S.$603].

[d] Capital lease obligations

Obligations under capital leases bear interest at fixed rates from 8% to 13% and mature between 2005 and 2007. Repayments are $3,067 in 2005, $864 in 2006, and $478 in 2007. Interest included in these repayments amounts to $367.

[e] Restructured and other debt

On November 28, 2001, the Company signed the 2001 Amended and Restated Aluma Debt Restructuring Agreement [the "2001 DRA"] covering the majority of its debt. The 2001 DRA consolidated and modified previous restructuring agreements, the last of which was signed April 27, 1999.

As part of the 2001 DRA, the Company transferred debt and issued promissory notes [the "Promissory Notes"] to Nualt [note 10[a]]. The Company also acquired a non-interest bearing payable to Nualt with no set terms of repayment [note 10[b]].

The proceeds of the debt financing from WFF were used to discharge the restructured debt, the Promissory Notes due to Nualt [note 10[a]], to pay down the outstanding credit facility [note 6] and to pay any legal and financing fees.

[f] Long-term debt repayments in each of the next five years and thereafter are as follows:

2005	$13,613
2006	7,825
2007	7,225
2008	6,724
2009	46,330
Thereafter	—
81,717

[g]	Interest expense

Interest expense includes interest on long-term debt and obligations under capital lease of $5,631 [2003 - $1,340; 2002 - $2,149] and interest on the Promissory Notes [note 10[c]] of $1,096 [2003 - $4,005; 2002 - $4,076].

6. BANK INDEBTEDNESS

An operating facility has been obtained from WFF consisting of a revolving loan and letters of credit, to a maximum of $30,000 to be limited by margin calculations on accounts receivable and inventory.

Various interest options are available to the Company for the above credit facilities ranging from U.S. prime plus 1% to U.S. LIBOR plus 9%. Interest is payable on a monthly basis for prime debt with LIBOR contracts payable every 90 days.

The balance consists of the following:
	2004	2003

CAD operating line	$222	$9,506
USD operating line - U.S. $6,418 (2003 - U.S. $4,810)	7,725	6,216
	7,947	15,722
Less amount classified as long-term [note 5(e)]	—	13,000
	7,947	2,722

7. OTHER ASSETS

	2004	2003

Notes receivable from Aluma Participacoes Ltda. (Brazil) -cost	$36	$305
Mortgage receivable from affiliated company (U.S. $3,168) [note 7(a)]	3,812	4,485
Long-term trade receivables	—	1,119
Deferred financing fees (net of amortization) [note 7(b)]	4,041	—
	7,889	5,909

[a] Mortgage receivable from affiliated company

In 2003 the Company initiated a plan to secure four properties to acquire the majority of an obligation in default from an affiliated company. As part of this plan, the Company borrowed U.S.$3,470 from a third party [note 5[b][i]] and used these funds to purchase certain mortgage receivables and related securities on the properties. The mortgage receivable bears a fixed rate of interest at 7.50% and matures in April 2009.

[b] Deferred financing fees

The Company capitalized costs relating to obtaining bank and other debt financing for $4,668 [2003 - nil; 2002 - nil]. Amortization of deferred financing fees for 2004 amounted to $628 [2003 - nil; 2002 - nil]. Accumulated amortization as at December 31, 2004 amounted to $628 [2003 - nil].

8. BUSINESS RESTRUCTURING AND OTHER EXPENSES AND PROVISIONS

As a result of efforts to improve profitability, the Company initiated business restructurings in the last few years and recorded expenses and provisions as described below:

	2004	2003
Expenses consist of the following:

In 2004 the Company restructured within its corporate department	$415	$—
In 2004 the Company received a distribution from a bankrupt affiliate	(488)	—
Professional fees and other costs relating to various debt restructuring activities	434	1,495
Severance and other costs related to 2003 business restructuring	315	317
Costs relating to the sale of Swingstage and U.S. Commercial Scaffolding business in 2003	—	1,207
Restructuring charge for additional interest and legal fees in connection with the outstanding obligation as part of a plan to acquire four properties from an affiliate	143	619
Business restructuring programs prior to 2003	(108)	389
	711	4,027

Provisions consist of the following:

In 2004 the Company restructured within its corporate department	210	—
Professional fees and other costs relating to various debt restructuring activities	109	—
Business restructuring programs prior to 2003	206	629
	525	629

9. LONG-TERM INCENTIVE PLAN

The Company grants phantom share units to certain directors, executive officers and employees on a discretionary basis under a long-term incentive plan. The phantom units generally vest 25% a year over a four-year period after the date of the award. Cash payouts, which are made only on retirement, employee termination, death of the participant, or full vesting of the phantom award amount, are based on the number of vested phantom units held by the participant multiplied by the change in the value of the phantom units from the award date to the payout date. The value of the phantom units is calculated using an internal formula based on a defined income amount and defined long-term debt. In the event of a sale of the Company, all the phantom units become fully vested and the value of such units are determined with reference to the sale transaction price.

As at December 31, 2004, there were 900,000 [2003 - 522,500] phantom units outstanding of which 302,500 [2003 - 159,375] have vested. During 2004, the Company issued 377,500 phantom units [2003 - 375,000; 2002 - 57,500]. In 2004 the Company expensed $2,396 relating to the above noted plan [2003 - $515; 2002 - nil]. The amount accrued for the long-term incentive plan is $2,911 [2003 - $515], of which $2,122 [2003 - nil] is included in trade accounts payable and accrued liabilities and $789 [2003 - $515; 2002 - nil] is included in other liabilities.

10. RELATED PARTY TRANSACTIONS

The Company conducts business transactions with related parties. Related parties include Nualt and enterprises controlled by shareholders with significant influence over Nualt [collectively the "Affiliates"]. The amounts due to/from related parties and particulars of the transactions during the year in addition to amounts disclosed in note 5[e] and note 7[a] are as follows:

[a]	Notes payable to parent company

	2004	2003

Notes payable to parent company	$—	$42,200

In 2004 the Company paid off the Promissory Notes due to Nualt in the amount of $42,200 [note 5[e]].

[b] Amounts due to related parties consist of the following:

	2004	2003

Trade accounts payable to affiliates	$9	$101
Non-interest bearing payable to Nualt [note 5(e)]	443	3,215
	452	3,316

[c] Transactions during the year are as follows:

	2004	2003	2002

Rent, management fees and legal fees	$1,462	$1,752	$1,880

Interest expense (net)	775	4,005	4,076

Costs are charged to the Company on the basis of costs incurred by the related parties in respect of such services. Interest of $1,096 [2003 - $4,005; 2002 - $4,076] was charged by Nualt on the Promissory Notes [note 10[a]] issued on November 28, 2001. Interest income of $321 [2003 - nil; 2002 - nil] was recorded on a mortgage receivable [note 7[a]] from an affiliated company.

11. INCOME TAXES

[a] Earnings (loss) before income taxes

Earnings (loss) before income taxes by tax jurisdiction are comprised of the following:

	2004	2003	2002

Canada	$14,681	$28,127	$5,011
United States	(8,796)	(27,059)	(10,570)
	5,885	1,068	(5,559)

[b] Provision for income taxes

The Company is subject to income taxes in both Canada and the United States. The Company does not provide for income taxes on a current basis due to the availability of cumulative operating losses to reduce income taxes payable.

	2004	2003	2002
Major components of income tax expense include:
Payable (recovery) based on combined federal and provincial income tax rates	$1,781	$400	$(2,363)
Recognition of previously unrecognized tax losses carried forward	(10,550)	(19,151)	(3,641)
Reduction in income tax recovery resulting from benefit of tax losses not recognized	8,769	18,751	6,004
Large corporation tax and other	87	284	809
	87	284	809

The provision for income taxes would differ from the amount that would have resulted by applying Canadian federal and weighted average provincial statutory income tax rates of approximately 36% to income (loss) as described in the table below.

	2004	2003	2002

Income tax provision calculated using statutory tax rates	$2,125	$391	$(2,170)
Effect of permanent differences	(1,489)	4,755	2,287
Reduction (increase) in future income tax recoveries due to change in statutory rate	205	5,142	(43)
Effect of exchange on foreign temporary differences	4,239	18,655	(4,254)
Effect of difference in statutory rates of foreign subsidiaries	(468)	(603)	(536)
Increase in future income taxes resulting from temporary differences not previously recognized	(179)	(12,729)	(8,706)
Increase (reduction) in application of valuation allowance	(4,452)	(15,657)	13,496
Other provisions	19	46	(74)
Large corporation tax and other	87	284	809
Consolidated income tax provision	87	284	809

[c] Future tax balances

The tax effect of significant temporary differences is as follows:
	2004	2003

Unrealized exchange gain	$5,580	$—
Future tax liability - current	5,580	—

Rental equipment, property and equipment and assets held for sale	24,095	29,267
Future tax liability - long-term	24,095	29,267

Total future income tax liabilities	29,675	29,267

Accounts payable and accrued liabilities	4,222	4,129
Unrealized exchange loss	3,310	—
Future tax assets - current	7,532	4,129

Deferred financing costs	123	443
Non-capital losses carried forward	86,471	93,345
Valuation allowance	(64,698)	(69,150)
Future tax assets - long-term	21,896	24,638

Total future tax assets	29,428	28,767
Net future tax liability	247	500

[d] Net operating losses available

The Company and its subsidiaries have accumulated income tax losses available which can be applied against future taxable income. The losses in Canadian dollars due to expire in the next five years and thereafter are as follows:

	United States	Canada

2005	$27,211	$1,875
2006	21,026	3,418
2007	32,118	896
2008	15,748	4,662
2009	67,078	11,735
Thereafter	24,858	15,539
	188,039	38,125

12. SHAREHOLDER'S EQUITY
	2004	2003
Share capital
Authorized
Unlimited common shares with no par value

Issued
10,000 common shares	86,124	86,124
Deficit	(17,652)	(23,450)
	68,472	62,674

13. SUPPLEMENTARY CASH FLOW INFORMATION

[a] Adjustments to non-cash items consist of the following:
	2004	2003	2002

Depreciation and amortization	$18,280	$17,273	$19,227
Amortization of capital lease	161	11	—
Gain on sale of rental equipment	(8,864)	(7,887)	(5,964)
Loss on disposal of fixed assets	152	—	—
Write-down of other assets	—	1,663	—
Increase (decrease) in business restructuring provisions	(91)	(836)	1,954
Foreign exchange gain on restructuring provisions	(13)	(1,018)	(78)
Foreign exchange gain on debt	(3,876)	(1,762)	(183)
Foreign exchange loss (gain) on assets held for sale	308	347	(717)
Future income taxes	(2,430)	(4,005)	4,259
Interest accrued in notes payable to parent company	1,096	4,005	4,076
Charges accrued in term and restructured debt	5,605	1,490	2,403
Deferred gain on sale leaseback	(769)	—	—
Loss on parent debt obligation	6,131	—	—
	15,690	9,281	24,977

[b] Net change in non-cash working capital balances:
	2004	2003	2002

Trade and other accounts receivable	$(3,909)	$(3,343)	$5,660
Inventory	(513)	1,053	(316)
Prepaid expenses and deposits	(2,097)	650	(625)
Trade accounts payable and accrued liabilities	12,538	4,831	(5,454)
Due to related parties	(2,864)	(273)	26
Future income taxes	2,177	4,005	(4,259)
	5,332	6,923	(4,968)

[c]	Cash income taxes paid net of cash income taxes refunded during the year amounted to $457 [2003 - $126; 2002 - $114] cash income taxes refunded net of cash income taxes paid.

[d]	Cash interest paid during the year amounted to $8,146 [2003 - $4,686; 2002 - $4,457].

[e]	In 2003, the Company entered into a transaction resulting in a transfer of $7,004 [U.S.$5,419] from the business restructuring provision to long-term debt [note 5[b][ii]].

14. FINANCIAL INSTRUMENTS

[a] Fair value

Financial instruments are contracts that may give rise to both financial assets and financial liabilities. In these consolidated financial statements, these include cash, trade and other accounts receivable, bank indebtedness, trade accounts payable and accrued liabilities, amounts due to related parties and current and long-term debt, and guarantees. The carrying value of these items approximates fair value unless otherwise indicated.

[b] Credit risk

The Company is subject to risk of non-payment of accounts receivable. The Company, in the normal course of business, continuously monitors the financial condition of its customers and reviews the credit history of each new customer. The Company establishes an allowance for doubtful accounts that corresponds to the specific credit risk of its customers, historical trends and other information on the state of the economy.

In addition, the Company believes that the geographic diversity of its customer base is instrumental in reducing its credit risk, as well as the impact on the Company of fluctuations in local market demand. The Company does not believe that it is exposed to an unusual level of customer credit risk.

[c] Foreign exchange risk

Through its operating subsidiaries, the Company undertakes sales and purchase transactions in foreign currencies, and therefore is subject to gains and losses due to fluctuations in foreign currencies.

15. SIGNIFICANT CUSTOMERS

In 2004, sales to the Company's largest customer amounted to 23% of overall revenues [2003 - 18%; 2002 - 12%]. There are no other customers with revenues greater than 10% of overall revenues. The above customer at December 31, 2004 accounted for 16% of the total accounts receivable balance [2003 - 8%; 2002 - 4%].

16. COMMITMENTS AND CONTINGENCIES

[a]
The Company is committed under operating lease agreements to future annual rental payments. The minimum annual amounts in Canadian dollars, with U.S. dollar leases translated at current rates of exchange, are as follows:

	Due to affiliates	Due to others	Total

2005	$1,210	$4,191	$5,401
2006	1,210	2,600	3,810
2007	1,210	1,456	2,666
2008	1,210	607	1,817
2009	1,105	410	1,515
Thereafter	5,002	890	5,892
	10,947	10,154	21,101

[b]
The Company has guaranteed Nualt debt obligations of $155,558 inclusive of applicable interest [2003 - $196,833]. During 2004, a total of $46,173 [2003 - $4,073] in debt payments was made on behalf of Nualt [note 10[a] and 10[b]]. Under an amendment to the 2001 DRA [note 5[e]] made upon the signing of the agreement with WFF in 2004 [note 5[a]] the Company has also agreed to pay $150 monthly on behalf of Nualt's debt obligations to April 9, 2009. The Company accrued the net present value of these payments which amounted to $6,574 [2003 - nil]. Payments are first applied to its non-interest bearing note with Nualt of $443 [note 10[b]]. In addition, the Company has accrued in current liabilities $1,282 [2003 - nil] and in non-current liabilities $4,849 [2003 - nil]. After April 9, 2009 or on sale of the Company or its assets, the Company could be required to perform under the guarantee and Nualt's lenders would have security on the assets of the Company. Whether the Company would be required to perform under the guarantee or an estimate of the amount that would be paid as a result of this contingent liability is not determinable [note 2].

[c]
The Company is contingently liable for $3,164 [2003 - $7,012] of which $2,264 [U.S.$1,881] is denominated in $U.S. in letters of credit and for $493 [U.S.$410] [2003 - $399] in document collection orders issued in the normal course of business [note 6].

[d]
The Company is contingently liable with respect to litigation and claims, which arise from time to time in the normal course of business. In the opinion of management, any liabilities that may arise from such contingencies are being adequately reserved and would not have a significant adverse effect on the consolidated financial statements of the Company. The amount of the final settlement of these claims is subject to future events including negotiations with the claimants and decisions arising out of court proceedings, and could be materially different from the estimate provided in these consolidated financial statements.

[e]
From time to time, the Company enters into buy-back agreements with customers. Should the customers exercise their options, the Company would be committed to spend a maximum of $1,035 in 2005 to buy back rental equipment [2003 - $2,724].

17. SEGMENTED INFORMATION

The Company's operations are composed of the following segments:

The Concrete Construction segment includes the activities of forming, shoring, engineering and pre-assembly services.

The Industrial Services segment provides access technologies, labour services and project management to customers involved in large capital projects, turnarounds and maintenance programs.

The Corporate segment is responsible for the management of the Company's cash and investment portfolio, long-term debt, certain other non-producing assets, and provides management, administrative and support services to the Company's other two segments.

The reportable segments determined by management are strategic operating units that are organized to match the requirements of the Company's customers in each market. They are managed separately, because, among other reasons, the equipment utilized by each segment and the competencies associated with providing their respective customer solutions are both different.

Management assesses the performance of each segment based on its operating earnings before depreciation, amortization, interest, foreign exchange and restructuring costs.

The accounting policies of the segments are the same as described in the significant accounting policies in note 1.

The following tables include information on the consolidated balance sheet and the consolidated statement of operations and related geographic information.

CONSOLIDATED BALANCE SHEET

	As at December 31, 2004
	Concrete Construction	Industrial Services	Corporate	Consolidated
ASSETS
Current
Cash	$—	$—	$4,696	$4,696
Trade and other accounts receivable	13,985	25,321	529	39,835
Inventory	1,494	1,002	—	2,496
Prepaid expenses and deposits	408	354	2,334	3,096
Future income taxes	—	—	7,532	7,532
Total current assets	15,887	26,677	15,091	57,655
Rental equipment, net	87,991	52,010	—	140,001
Property and equipment, net	729	793	4,443	5,965
Future income taxes	—	—	21,896	21,896
Other assets	—	—	7,889	7,889
	104,607	79,480	49,319	233,406

LIABILITIES AND SHAREHOLDER’S EQUITY
Current
Bank indebtedness	$—	$—	$7,947	$7,947
Trade accounts payable and accrued liabilities	11,083	9,607	15,215	35,905
Business restructuring provisions	—	—	525	525
Due to related parties	—	—	452	452
Current portion of long-term debt	—	—	13,613	13,613
Future income taxes	—	—	5,580	5,580
Total current liabilities	11,083	9,607	43,332	64,022
Long-term debt	—	—	68,104	68,104
Other liabilities	1,038	—	7,675	8,713
Future income tax liabilities	—	—	24,095	24,095
Total liabilities	12,121	9,607	143,206	164,934
Shareholder’s equity	—	—	68,472	68,472
	12,121	9,607	211,678	233,406

CONSOLIDATED BALANCE SHEET

	As at December 31, 2003
	Concrete Construction	Industrial Services	Corporate	Consolidated
ASSETS
Current
Cash	$—	$—	$2,920	$2,920
Trade and other accounts receivable	14,284	21,312	330	35,926
Inventory	1,401	546	36	1,983
Prepaid expenses and deposits	231	329	439	999
Future income taxes	—	—	4,129	4,129
Total current assets	15,916	22,187	7,854	45,957
Rental equipment, net	77,588	45,421	—	123,009
Property and equipment, net	616	962	4,369	5,947
Future income taxes	—	—	24,638	24,638
Other assets	—	—	5,909	5,909
	94,120	68,570	42,770	205,460

LIABILITIES AND SHAREHOLDER’S EQUITY
Current
Bank indebtedness	$—	$—	$2,722	$2,722
Trade accounts payable and accrued liabilities	7,214	7,313	7,558	22,085
Business restructuring provisions	—	—	629	629
Due to related parties	—	—	3,316	3,316
Current portion of long-term debt	—	—	11,285	11,285
Total current liabilities	7,214	7,313	25,510	40,037
Long-term debt	—	—	27,852	27,852
Notes payable to parent company	—	—	42,200	42,200
Other liabilities	—	—	3,430	3,430
Future income tax liabilities	—	—	29,267	29,267
Total liabilities	7,214	7,313	128,259	142,786
Shareholder’s equity	—	—	62,674	62,674
	7,214	7,313	190,933	205,460

CONSOLIDATED STATEMENT OF OPERATIONS

	Year ended December 31, 2004
	Concrete Construction	Industrial Services	Corporate	Consolidated

Revenues	$95,209	$180,741	$—	$275,950
Cost of sales	30,633	111,768	—	142,401
Gross profit	64,576	68,973	—	133,549
Yard, selling and administrative expenses	43,600	32,213	21,951	97,764
Income before undernoted items	20,976	36,760	(21,951)	35,785
Depreciation and amortization	8,057	9,018	1,366	18,441
Interest expense, net	—	—	8,688	8,688
Business restructuring and other expenses	—	—	711	711
Loss on parent debt obligation	—	—	6,131	6,131
Foreign exchange gain	—	—	(4,071)	(4,071)
Income (loss) before income taxes	12,919	27,742	(34,776)	5,885
Provision for income taxes	—	—	87	87
Net income (loss) for the year	12,919	27,742	(34,863)	5,798

	Year ended December 31, 2003
	Concrete Construction	Industrial Services	Corporate	Consolidated

Revenues	$74,148	$165,288	$—	$239,436
Cost of sales	18,259	109,706	—	127,965
Gross profit	55,889	55,582	—	111,471
Yard, selling and administrative expenses	37,838	28,956	17,269	84,063
Income before undernoted items	18,051	26,626	(17,269)	27,408
Depreciation and amortization	7,702	8,621	961	17,284
Interest expense, net	—	—	8,065	8,065
Business restructuring and other expenses	—	—	4,027	4,027
Loss on parent debt obligation	—	—	—	—
Foreign exchange gain	—	—	(3,036)	(3,036)
Income (loss) before income taxes	10,349	18,005	(27,286)	1,068
Provision for income taxes	—	—	284	284
Net income (loss) for the year	10,349	18,005	(27,570)	784

	Year ended December 31, 2002
	Concrete Construction	Industrial Services	Corporate	Consolidated

Revenues	$82,202	$146,739	$—	$228,941
Cost of sales	19,437	91,626	—	111,063
Gross profit	62,765	55,113	—	117,878
Yard, selling and administrative expenses	42,758	33,286	16,142	92,186
Income before undernoted items	20,007	21,827	(16,142)	25,692
Depreciation and amortization	7,687	8,604	2,936	19,227
Interest expense, net	—	—	7,663	7,663
Business restructuring and other expenses	—	—	5,155	5,155
Foreign exchange gain	—	—	(794)	(794)
Income (loss) before income taxes	12,320	13,223	(31,102)	(5,559)
Provision for income taxes	—	—	809	809
Net income (loss) for the year	12,320	13,223	(31,911)	(6,368)

OTHER INFORMATION
Rental revenue

Revenues include rental revenue of $58,779 in the Concrete Construction division [2003 - $51,280; 2002 - $57,697] and $53,134 in the Industrial Services division [2003 - $38,087; 2002 - $41,851].

Significant customer

In 2004, sales to the Company's largest customer [Industrial Services] amounted to 23% of overall revenues [2003 - 18%; 2002 - 13%]. There are no other customers with revenues greater than 10% of overall revenues.

The breakdown of the Company's additions to property and equipment is as follows:
	Year ended December 31, 2004
	Concrete Construction	Industrial Services	Corporate	Consolidated

Rental fleet additions	$22,274	$18,856	$—	$41,130
Property and equipment additions	228	175	505	908
	22,502	19,031	505	42,038

	Year ended December 31, 2003
	Concrete Construction	Industrial Services	Corporate	Consolidated

Rental fleet additions	$6,964	$7,050	$—	$14,014
Property and equipment additions	126	295	65	486
	7,090	7,345	65	14,500

	Year ended December 31, 2002
	Concrete Construction	Industrial Services	Corporate	Consolidated

Rental fleet additions	$9,611	$18,872	$—	$28,483
Property and equipment additions	288	382	296	966
	9,899	19,254	296	29,449

Geographic information
	2004	2003	2002
Sales:
Canada	$174,290	$155,388	$127,190
United States	82,845	75,874	95,670
International	18,815	8,174	6,081
	275,950	239,436	228,941

	2004	2003
Net capital equipment:
Canada	$70,288	$62,040
United States	69,133	64,460
International	6,545	2,456
	145,966	128,956

18. COMPARATIVE CONSOLIDATED FINANCIAL STATEMENTS

The comparative consolidated financial statements have been reclassified from statements previously presented to conform to the presentation of the 2004 consolidated financial statements.

19. RECONCILIATION TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada ["Canadian GAAP"] which differ in certain respects from accounting principles generally accepted in the United States ["U.S. GAAP"]. The significant differences are described below along with their effect on the consolidated financial statements.

Consolidated Balance Sheet - Long-Term Liabilities

	2004	2003

Canadian GAAP - long-term debt	$68,104	$27,852
Reduction in carrying value of restructured debt not recognized (a)	160,368	160,368
Interest expense on restructured debt (b)	—	181
U.S. GAAP - long-term debt	228,472	188,401

Consolidated Balance Sheet - Shareholder’s Equity (Deficiency)

	2004	2003

Canadian and U.S. GAAP - share capital	$86,124	$86,124

Canadian GAAP - contributed surplus	—	—
Contributed surplus not recognized under Canadian GAAP (a)	6,396	6,396
U.S. GAAP - contributed surplus	6,396	6,396

Canadian GAAP - deficit	(17,652)	(23,450)
Deficit of predecessor company to be recognized (c)	(203,122)	(203,122)
Interest expense on restructured debt (b)	44,905	44,724
U.S. GAAP - deficit	(175,869)	(181,848)

Canadian GAAP - accumulated other comprehensive income	—	—
Cumulative translation adjustment (c)	(8,547)	(8,547)
U.S. GAAP - accumulated other comprehensive income	(8,547)	(8,547)

Total U.S. GAAP - shareholder’s deficiency	(91,896)	(97,875)

Consolidated Statement of Operation
	2004	2003	2002

Canadian GAAP - net income (loss) for the year	$5,798	$784	$(6,368)
Interest expense on restructured debt (b)	181	1,012	1,807
U.S. GAAP - net income (loss) for the year	5,979	1,796	(4,561)

Consolidated Statement of Cash Flows

	2004	2003	2002

Canadian GAAP - net change in non-cash items	$15,690	$9,281	$24,977
Interest expense on restructured debt (b)	(181)	(1,012)	(1,807)
U.S. GAAP - net change in non-cash items	15,509	8,269	23,170

[a] In 1996, the Company was incorporated as part of a debt restructuring arrangement (["DRA"] as a subsidiary of Aluma Systems Corp. ["ASC"], the predecessor company of Nualt. As part of the DRA, ASC sold its net operating assets to the Company in exchange for equity and the assumption by the Company of certain long-term restructured debt obligations. Under Canadian GAAP, the Company's corporate restructuring was accounted for after giving effect to the debt restructuring arrangement and the Company recorded an opening restructured debt liability of $121,508.

Under U.S. GAAP, the Company is required to account for the restructured debt in accordance with Statement of Financial Accounting Standards No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring" ["SFAS 15"], which requires that the Company not reduce the carrying amount of any debt unless the sum of all future cash flows payable under terms of the new debt arrangement, including potential contingent payments, are less than the carrying value of the debt. As part of the DRA the Company had guaranteed the repayment of a portion of ASC's debt, fees and interest on that portion payable by Nualt, resulting in the total future cash payments exceeding the then carrying amount of debt of $326,781. Accordingly, under U.S. GAAP, the restructured debt was recorded in the Company at its original carrying value
[b] SFAS 15 requires that in the case that total future cash payments, excluding any not probable contingent payments under the terms of a restructured debt are less than the carrying amount of the debt, all cash payments under the terms of the restructured debt arrangement are accounted for as reductions of the liability, and no interest expense incurred in connection with the restructured debt is recognized over the remaining life of the debt. The Company's total future cash payments, excluding contingent amounts representing amounts payable by Nualt and guaranteed by the Company, considered not probable are less than the carrying amount of the restructured debt. As a result, interest expenses of $44,905 incurred on the restructured debt paid up to December 31, 2004, have not been recognized as expenses but have reduced the carrying value of debt.

[c] Under Canadian GAAP, after the 1996 restructuring, the Company commenced operations on incorporation by recording opening balances after giving effect to the restructuring. Under U.S. GAAP, the carrying values of the components of shareholder's deficiency in ASC have been carried forward in the accounts of the Company, resulting in the continued recognition of the cumulative translation adjustment debit balance, contributed surplus for the related party payables that were not assumed by the Company as part of the DRA and the deficit of the predecessor company. Under U.S. GAAP, cumulative translation adjustments are included in accumulated other comprehensive income.

[d] U.S. GAAP requires that depreciation and amortization, interest, foreign exchange and restructuring expenses be included in the determination of income before income taxes and does not permit the disclosure of a subtotal of income before such items in the consolidated statements of operations.

Consolidated Financial Statements

Aluma Enterprises Inc.
Unaudited
June 30, 2005

Aluma Enterprises Inc.
[Incorporated under the laws of Ontario]

CONSOLIDATED BALANCE SHEETS
[Unaudited]
[thousands of Canadian dollars]

ASSETS [note 5]	As at June 30, 2005	As at December 31, 2004
Current
Cash	$3,980	$4,696
Trade and other accounts receivable	44,192	39,835
Inventory	3,532	2,496
Prepaid expenses and deposits	2,581	3,096
Future income taxes [note 10]	5,686	7,532
Total current assets	59,971	57,655
Rental equipment, net [note 3]	151,862	140,001
Property and equipment, net [note 4]	7,676	5,965
Future income taxes [note 10]	23,353	21,896
Other assets [note 7]	5,879	7,889
	248,741	233,406

LIABILITIES AND SHAREHOLDER’S EQUITY
Current
Bank indebtedness [note 6]	$16,653	$7,947
Trade accounts payable and accrued liabilities	33,131	35,905
Business restructuring provisions [note 8]	283	525
Due to related parties	24	452
Current portion of long-term debt [note 5]	12,831	13,613
Future income taxes [note 10]	1,771	5,580
Total current liabilities	64,693	64,022
Long term debt [note 5]	73,776	68,104
Other liabilities	8,382	8,713
Future income taxes [note 10]	27,515	24,095
Total liabilities	174,366	164,934

Shareholder’s equity [note 11]	74,375	68,472
Contingency [note 13]	248,741	233,406
See accompanying notes

Aluma Enterprises Inc.
[Incorporated under the laws of Ontario]

CONSOLIDATED STATEMENTS OF DEFICIT
[Unaudited]
[thousands of Canadian dollars]

	Six Months ended June 30, 2005	Year ended December 31, 2004

Deficit, beginning of period	$(17,652)	$(23,450)
Net income for the period	5,903	5,798
Deficit, end of period	(11,749)	(17,652)

See accompanying notes

Aluma Enterprises Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
[Unaudited]
[thousands of Canadian dollars]

Six months ended June 30	2005	2004

Revenues[note 3 (d)]	$155,761	$120,138
Cost of sales	84,262	59,969
Gross Profit	71,499	60,169

Yard, selling and administrative expense	49,397	46,233
Income before undernoted items	22,102	13,936
Depreciation and amortization	9,474	8,210
Interest expense, net	4,855	3,898
Business restructuring and other expenses, net [note 8]	1,426	(180)
Loss on parent debt obligation	—	6,131
Foreign exchange loss	333	1,009
Income (loss) before income taxes	6,014	(5,132)
Provision for income taxes [note 10]	111	190
Net income (loss) for the period	5,903	(5,322)

See accompanying notes

Aluma Enterprises Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS
[Unaudited]
[thousands of Canadian dollars]

Six months ended June 30	2005	2004

OPERATING ACTIVITIES
Net income for the period	$5,903	$(5,322)
Adjustments for non-cash items (note 12 (a))	10,200	14,985
Net change in non-cash working capital balances (note 12 (b))	(9,575)	(652)
Cash provided by operating activities	6,528	9,011

INVESTING ACTIVITIES
Purchase of rental equipment	(22,258)	(22,782)
Proceeds from disposal of rental equipment	6,639	5,308
Purchase of property and equipment	(2,199)	(471)
Proceeds from disposal of property and equipment	7	—
Decrease in other assets	1,622	1,387
Cash used in investing activities	(16,189)	(16,558)

FINANCING ACTIVITIES
Increase in bank indebtedness	8,706	14,211
Increase in other assets due to financing fees	—	(4,841)
Decrease in other liabilities	(151)	1,630
Issuance of term loans	6,159	65,000
Issuance of term debt	9,184	4,324
Repayments of notes payable to parent company	—	(43,296)
Repayments of term and restructured debt	(14,305)	(26,559)
Repayment of parent debt obligation	(648)	—
Cash provided by financing activities	8,945	7,209

Net decrease in cash during the year	(716)	(338)
Cash, beginning of period	4,696	2,920
Cash, end of period	3,980	2,582

See accompanying notes

Aluma Enterprises Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
[Unaudited]
[thousands of Canadian dollars]

June 30, 2005

1. SIGNIFICANT ACCOUNTING POLICIES

These unaudited financial statements present the consolidated results of Aluma Enterprises Inc. [the "Company"] and have been prepared on a going concern basis in accordance with Canadian generally accepted accounting principles [note 2].

The disclosures contained in these unaudited interim consolidated financial statements do not include all the requirements of generally accepted accounting principles for annual financial statements. The unaudited interim consolidated financial statements should be read in conjunction with the annual audited consolidated financial statements for the year ended December 31, 2004.

2. SUBSEQUENT EVENTS

Sale of operating assets

On July 29, 2005, Aluma sold the majority of its net operating assets to Brand Services, Inc. ["Brand"] for cash consideration of $255,000. Certain non-operating assets and liabilities, resulting in a net deficit of $14,000, have been excluded from the sale and will remain the sole and exclusive right/obligation of the Company.

Proceeds from the sale have been used to discharge the bank indebtedness [note 6], the letter of credit commitments, the long-term debt [note 5] and the related accrued interest of the Company. Accordingly the security agreements associated with this debt have been released. The Company no longer has any rental fleet under capital leases as these lease obligations have also been discharged [note 5].

The Company had guaranteed Nualt Enterprises Inc. ["Nualt"] debt obligations of $156,091 inclusive of applicable interest and on sale of the net operating assets of the Company, was required to perform under the guarantee [note 16(b)]. As a result of the sale to Brand the Company paid $101,680 in addition to the $5,926 that was already accrued, for a total payment of $107,606 to the lenders of Nualt. As a result the Company recorded a loss of $101,680 on its guarantee of Nualt's debt obligation, which is included in the determination of the loss on sale of the net operating assets. Although the security agreements arising from the guarantee have been released to effect the sale to Brand, the guarantee remains in place.

A summary of the estimated loss on the sale of the Company's net operating assets as at July 29, 2005 is presented below:

Gross proceeds	$255,000
Estimated costs of the transaction and other post-closing adjustments	(21,144)
Net proceeds	233,856
Estimated net assets sold	(185,761)
Deferred financing costs written off	(3,497)
Loss on guarantee of parent debt obligation	(101,680)
Loss on sale of net operating assets before income taxes	(57,082)
Income taxes	(14,138)
Loss on sale of net operating assets	(71,220)

Deferred financing charges [note 7] in the amount of $3,497 as at July 29, 2005 relating to a debt that has been discharged has been written off and is included in the loss above.

These amounts are subject to any post-closing adjustments, including working capital changes and finalization of payments under the phantom share plan [note 9].

The consolidated financial statements at June 30, 2005 have been prepared on a going concern basis in order to present the historical results of operations. The going concern basis of presentation assumes the Company will continue in operation for the foreseeable future and be able to realize its assets and discharge its liabilities in the normal course of business. After July 29, 2005, the Company will no longer be an operating entity and the fair value of the Company's remaining assets will be insufficient to discharge its estimated remaining net liabilities of approximately $14,000. Therefore, at that time the going concern basis of presentation will no longer be appropriate. These consolidated financial statements do not reflect the effect of any adjustments required to bring the Company's assets and liabilities to their liquidation values.

Commitments

In accordance with the terms of the sale, Brand has agreed to take on all of the lease commitments with the exception of three properties. The remaining lease commitments for these properties are as follows:

Non-related parties
2005	$467
2006	362
2007	139
2008	92
1,060

Real estate properties

In July 2005, the Company sold a property to Brand for $828 [$670 U.S.] for no gain or loss. On April 15, 2005 and June 7, 2005, the Company had foreclosed on two of four real estate properties that were secured by mortgages receivable [note 7] for a total cost of $1,496 [$1,105 U.S.]. The Company intends to foreclose on the remaining two properties secured by the mortgages receivable [$2,298] and is in negotiation to sell these properties to Brand.

3. RENTAL EQUIPMENT

[a]

	June 30, 2005
	Cost	Accumulated depreciation	Net book value

Rental equipment	$235,984	$90,490	$145,494
Rental equipment under capital lease	6,731	363	6,368
	242,715	90,853	151,862

	December 31, 2004
	Cost	Accumulated depreciation	Net book value

Rental equipment	$220,911	$87,547	$133,364
Rental equipment under capital lease	6,844	207	6,637
	227,755	87,754	140,001

[b] Revenues include rental revenue of $66,068 for the six months ended June 30, 2005 [six months ended June 30, 2004 - $51,637].

4. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:
	June 30, 2005
	Cost	Accumulated depreciation	Net book value

Land	$3,221	$—	$3,221
Buildings	2,570	1,106	1,464
Buildings under capital lease	122	47	75
Leasehold improvements	2,125	1,015	1,110
Computer, operating and office equipment	15,899	14,093	1,806
	23,937	16,261	7,676

	December 31, 2004
	Cost	Accumulated depreciation	Net book value

Land	$2,204	$—	$2,204
Buildings	2,101	1,013	1,088
Buildings under capital lease	112	41	71
Leasehold improvements	2,014	933	1,081
Computer, operating and office equipment	15,571	14,050	1,521
	22,002	16,037	5,965

5. LONG-TERM DEBT

Long-term debt consists of the following:

	June 30, 2005	December 31, 2004

Term loans	$63,254	$59,541
Real estate debt	13,607	13,394
Vendor financing	4,917	4,740
Capital lease obligations	4,829	4,042

Total long-term debt	86,607	81,717
Less current portion	12,831	13,613
	73,776	68,104

6. BANK INDEBTEDNESS

Bank indebtedness consists of the following:

	June 30, 2005	December 31, 2004

CAD operating line	$16,088	$222
USD operating line - $461 U.S. (December 31, 2004 - $6,418 U.S.)	565	7,725
	16,653	7,947

7. OTHER ASSETS

Other assets consist of the following:

	June 30, 2005	December 31, 2004

Notes receivable from Aluma Participacoes Ltda. (Brazil) - at cost	$—	$36
Mortgage receivable from affiliated company	2,304	3,812
Deferred financing fees (net of amortization)	3,575	4,041
	5,879	7,889

8. BUSINESS RESTRUCTURING AND OTHER EXPENSES AND PROVISIONS

As a result of efforts to improve profitability, the Company initiated business restructurings in the last few years and recorded expenses and provisions as described below:

	Six months ended June 30,
	2005	2004
Expense consists of:
In 2004 the Company restructured within its corporate department	$201	$—
Professional fees and other costs relating to various debt restructuring activities	1,097	213
Severance and other costs related to 2003 business restructuring	—	233
In 2004 the Company received a distribution from a bankrupt affiliate	—	(488)
Business restructuring programs prior to 2003	128	(138)
	1,426	(180)

	June 30, 2005	December 31, 2004
Provision consists of:
In 2004 the Company restructured within its corporate department	$173	$210
Professional fees and other costs relating to various debt restructuring activities	—	109
Business restructuring programs prior to 2003	110	206
	283	525

9. LONG-TERM INCENTIVE PLAN

The Company has issued additional phantom share units of 25,000 [June 30, 2004 - 322,500]. The expense recorded for the six months ended June 30, 2005 is $1,582 [six months ended June 30, 2004 - $40].

Long-term incentive plan consists of:

	June 30, 2005	December 31, 2004

Current portion	$3,896	$2,122
Long-term portion	597	789
	4,493	2,911

10. INCOME TAXES

Income(loss) before taxes

Earnings (loss) before taxes by tax jurisdiction are comprised of the following:

	Six months ended June 30,
	2005	2004

Canada	$5,679	$(7,505)
United States	335	2,373
	6,014	(5,132)

Provision for income taxes

The Company is subject to income taxes in both Canada and the United States. The Company does not provide for income taxes on a current basis due to availability of cumulative operating losses to reduce income taxes payable.

	Six months ended June 30,
	2005	2004
Major components of income tax expense include:
Payable (recovery) based on combined federal and provincial income tax rates	$2,180	$(1,888)
Recognition of previously unrecognized tax losses carried forward	(3,715)	(4,577)
Reduction in income tax recovery resulting from benefit of tax losses not recognized	1,535	6,465
Large corporations tax and other	111	190
	111	190

The provision for income taxes would differ from the amount that would have resulted by applying Canadian federal and weighted average provincial statutory income tax rates of approximately 36% to earnings as described in the table below.

	Six months ended June 30,
	2005	2004

Income tax provision calculated using statutory tax rates	$2,171	$(1,853)
Effect of permanent differences	97	1,755
Reduction in future income tax recoveries due to decrease in statutory rate	—	203
Tax effect of differences in statutory rates of subsidiaries	(78)	(178)
Increase in future income taxes resulting from temporary differences not previously recognized	(1,998)	(851)
Reduction in application of valuation allowance	98	969
Large corporations tax	111	190
Other provisions	(290)	(45)
Consolidated income tax provision	111	190

Future tax balances

The tax effects of temporary differences that give rise to future income tax assets and liabilities at June 30, 2005 and December 31, 2004 are as follows:

	June 30, 2005	December 31, 2004

Unrealized exchange gain	$1,771	$5,580
Future income tax liability - current	1,771	5,580

Equipment and fixed assets	27,515	24,095
Future income tax liability - non-current	27,515	24,095

Future income tax liability	29,286	29,675

Accounts payable and accrued liabilities	5,686	4,222
Unrealized exchange loss	—	3,310
Future income tax asset - current	5,686	7,532

Deferred financing costs	55	123
Non-capital losses carried forward	86,631	86,471
Valuation allowance	(63,333)	(64,698)
Future income tax asset - non-current	23,353	21,896

Future income tax asset	29,039	29,428
Future income tax liability, net	247	247

The Company and its subsidiaries have accumulated income tax losses available which can be applied against future taxable income. The losses [in Canadian dollars] as of June 30, 2005 due to expire in the next five years and thereafter are as follows:

	U.S.A	Canada

2005	$27,708	$2,084
2006	21,410	3,418
2007	32,705	—
2008	16,036	4,311
2009	68,304	6,796
Thereafter	27,510	15,700
	193,673	32,309

11. SHAREHOLDER'S EQUITY

	June 30, 2005	December 31, 2004
Share capital
Authorized
Unlimited common shares with no par value
Issued
10,000 common shares	86,124	86,124
Deficit	(11,749)	(17,652)
	74,375	68,472

12. SUPPLEMENTARY CASH FLOW INFORMATION

[a]	Adjustments for non-cash items:

	Six months ended June 30,
	2005	2004

Depreciation and amortization	$9,272	$8,210
Amortization of capital lease	202	—
Gain on sale of rental equipment	(4,816)	(3,167)
Loss on disposal of fixed assets	47	125
Decrease in business restructuring provision	(246)	(316)
Foreign exchange gain on restructuring provision	4	18
Foreign exchange gain on debt	790	1,210
Future income taxes	1,963	(438)
Unrealized foreign exchange loss on other assets	(78)	(163)
Interest accrued in notes payable to parent company	—	1,096
Charges accrued in term and restructured debt	3,062	2,279
Loss on parent debt obligation	—	6,131
	10,200	14,985

[b]	Net change in non-cash working capital balances:

	Six months ended June 30,
	2005	2004

Trade and other accounts receivable	$(4,357)	$(6,113)
Inventory	(1,036)	(224)
Prepaid expenses and deposits	515	(2,121)
Due to related parties	40	(1,641)
Trade accounts payable and accrued liabilities	(2,774)	9,009
Future income taxes	(1,963)	438
	(9,575)	(652)

13. CONTINGENCY

As part of the sale process in May 2005, preliminary environmental site assessments were performed by Brand on 3 properties that are occupied by Aluma as a tenant and were not assumed by Brand. These assessments indicate that there may be areas on the properties that require environmental remediation. It is possible that the Company may incur remediation costs in the future, however, it is not possible at this time to reasonably estimate the amount of any obligation for the remediation effort.

14. SIGNIFICANT CUSTOMERS

For the six months ended June 30, 2005, sales to the Company's largest customer amounted to 29% of overall revenues [six months ended June 30, 2004 - 17%]. There are no other customers with revenues greater than 10% of overall revenues. The above customer at June 30, 2005 accounted for 5% of total accounts receivable balance [six months ended June 30, 2004 - 9%].

15. SEGMENTED INFORMATION

The Company's operations are composed of the following segments:

The Concrete Construction segment includes the activities of forming, shoring, engineering and pre-assembly services.

The Industrial Services segment provides access technologies, labour services and project management to customers involved in large capital projects, turnarounds and maintenance programs.

The corporate segment is responsible for the management of the Company's cash, long-term debt, certain other non-producing assets, and provides management, administrative and support services to the Company's other two segments.

The reportable segments determined by management are strategic operating units that are organized to match the requirements of the Company's customers in each market. They are managed separately, because, among other reasons, the equipment utilized by each segment and the competencies associated with providing their respective customer solutions are both different.

Management assesses the performance of each segment based on its operating earnings before depreciation, amortization, interest, foreign exchange and restructuring costs.

The following tables include information on the consolidated balance sheet and statements of operation and related geographic information.

BALANCE SHEET

	As at June 30, 2005
	Concrete Construction	Industrial Services	Corporate	Consolidated
ASSETS
Current
Cash	$—	$—	$3,980	$3,980
Trade and other accounts receivable	16,474	27,203	515	44,192
Inventory	2,818	714	—	3,532
Prepaid expenses and deposits	541	302	1,738	2,581
Future income taxes	—	—	5,686	5,686
Total current assets	19,833	28,219	11,919	59,971
Rental equipment, net	92,084	59,778	—	151,862
Property and equipment, net	996	770	5,910	7,676
Future income taxes	—	—	23,353	23,353
Other assets	—	—	5,879	5,879
	112,913	88,767	47,061	248,741

LIABILITIES AND SHAREHOLDER’S EQUITY
Current
Bank indebtedness	$—	$—	$16,653	$16,653
Trade accounts payable and accrued liabilities	8,643	8,105	16,383	33,131
Business restructuring provisions	—	—	283	283
Due to related parties	—	—	24	24
Current portion of long-term debt	—	—	12,831	12,831
Future income taxes	—	—	1,771	1,771
Total current liabilities	8,643	8,105	47,945	64,693
Long-term debt	—	—	73,776	73,776
Other liabilities	—	—	8,382	8,382
Future income tax liabilities	—	—	27,515	27,515
Total liabilities	8,643	8,105	157,618	174,366

Shareholder’s equity	—	—	74,375	74,375
	8,643	8,105	231,993	248,741

CONSOLIDATED STATEMENTS OF OPERATIONS

	Six months ended June 30, 2005
	Concrete Construction	Industrial Services	Corporate	Consolidated

Revenues	$44,893	$110,868	$—	$155,761
Cost of sales	10,709	73,553	—	84,262
Gross profit	34,184	37,315	—	71,499
Yard, selling and administrative expenses	20,182	13,754	15,461	49,397
Income before undernoted items	14,002	23,561	(15,461)	22,102
Depreciation and amortization	—	—	9,474	9,474
Interest expense, net	—	—	4,855	4,855
Business restructuring and other expenses	—	—	1,426	1,426
Foreign exchange loss	—	—	333	333
Income (loss) before income taxes	14,002	23,561	(31,549)	6,014
Provision for income taxes	—	—	111	111
Net income (loss) for the period	14,002	23,561	(31,660)	5,903

	Six months ended June 30, 2004
	Concrete Construction	Industrial Services	Corporate	Consolidated

Revenues	$41,182	$78,956	$—	$120,138
Cost of sales	11,454	48,515	—	59,969
Gross profit	29,728	30,441	—	60,169
Yard, selling and administrative expenses	19,336	12,619	14,278	46,233
Income (loss) before undernoted items	10,392	17,822	(14,278)	13,936
Depreciation and amortization	—	—	8,210	8,210
Interest expense, net	—	—	3,898	3,898
Business restructuring and other expenses	—	—	(180)	(180)
Loss on parent debt obligation	—	—	6,131	6,131
Foreign exchange gain	—	—	1,009	1,009
Income (loss) before income taxes	10,392	17,822	(33,346)	(5,132)
Provision for income taxes	—	—	190	190
Net income (loss) for the period	10,392	17,822	(33,536)	(5,322)

16. RECONCILIATION TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada ["Canadian GAAP"] which differ in certain respects from accounting principles generally accepted in the United States ["U.S. GAAP"]. The significant differences are described below along with their effect on the consolidated financial statements.

Consolidated Balance Sheet - Long-Term Liabilities

	June 30, 2005	December 31, 2004

Canadian GAAP - long-term debt	$73,776	$68,104
Reduction in carrying value of restructured debt not recognized (a)	160,368	160,368
U.S. GAAP - long-term debt	234,144	228,472

Consolidated Balance Sheet - Shareholder’s equity (deficiency)

Canadian and U. S. GAAP share capital	86,124	86,124

Canadian GAAP - contributed surplus	—	—
Contributed surplus not recognized under Canadian GAAP (a)	6,396	6,396
U.S. GAAP - contributed surplus	6,396	6,396

Canadian GAAP - deficit	(11,749)	(17,652)
Deficit of predecessor company to be recognized (c)	(203,122)	(203,122)
Interest expense on restructured debt (b)	44,905	44,905
U.S. GAAP - deficit	(169,966)	(175,869)

Canadian GAAP - accumulated other comprehensive income	—	—
Cumulative translation adjustment (c)	(8,547)	(8,547)
U.S. GAAP - accumulated other comprehensive income	(8,547)	(8,547)

Total U.S. GAAP - shareholder’s deficiency	(85,993)	(91,896)

Consolidated Statement of Operations

	June 30, 2005	June 30, 2004

Canadian GAAP - net income (loss) for the period	$5,903	$(5,322)
Interest expense on restructured debt (b)	—	181
U.S. GAAP - net income (loss) for the year	5,903	(5,141)

Consolidated Statement of Cash Flows

Canadian GAAP - net change in non-cash items	$10,200	$14,985
Interest expense on restructured debt (b)	—	(181)
U.S. GAAP - net change in non-cash items	10,200	14,804

[a] In 1996, the Company was incorporated as part of a debt restructuring arrangement ["DRA"] as a subsidiary of Aluma Systems Corp. ["ASC"], the predecessor company of Nualt. As part of the DRA, ASC sold its net operating assets to the Company in exchange for equity and the assumption by the Company of certain long-term restructured debt obligations. Under Canadian GAAP, the Company's corporate restructuring was accounted for after giving effect to the debt restructuring arrangement and the Company recorded an opening restructured debt liability of $121,508.

Under U.S. GAAP, the Company is required to account for the restructured debt in accordance with Statement of Financial Accounting Standards No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring" ["SFAS 15"], which requires that the Company not reduce the carrying amount of any debt unless the sum of all future cash flows payable under terms of the new debt arrangement, including potential contingent payments, are less than the carrying value of the debt. As part of the DRA the Company had guaranteed the repayment of a portion of ASC's debt, fees and interest on that portion payable by Nualt, resulting in the total future cash payments exceeding the then carrying amount of debt of $326,781. Accordingly, under U.S. GAAP, the restructured debt was recorded in the Company at its original carrying value.

[b] SFAS 15 requires that in the case that total future cash payments, excluding any not probable contingent payments under the terms of a restructured debt are less than the carrying amount of the debt, all cash payments under the terms of the restructured debt arrangement are accounted for as reductions of the liability, and no interest expense incurred in connection with the restructured debt is recognized over the remaining life of the debt. The Company's total future cash payments, excluding contingent amounts representing amounts payable by Nualt and guaranteed by the Company, considered not probable are less than the carrying amount of the restructured debt. As a result, interest expenses of $44,905 incurred on the restructured debt paid up to December 31, 2004, have not been recognized as expenses but have reduced the carrying value of debt.

[c] Under Canadian GAAP, after the 1996 restructuring, the Company commenced operations on incorporation by recording opening balances after giving effect to the restructuring. Under U.S. GAAP, the carrying values of the components of shareholder's deficiency in ASC have been carried forward in the accounts of the Company, resulting in the continued recognition of the cumulative translation adjustment debit balance, contributed surplus for the related party payables that were not assumed by the Company as part of the DRA and the deficit of the predecessor company. Under U.S. GAAP, cumulative translation adjustments are included in accumulated other comprehensive income.

[d] U.S. GAAP requires that depreciation and amortization, interest, foreign exchange and restructuring expenses be included in the determination of income before income taxes and does not permit the disclosure of a subtotal of income before such items in the consolidated statements of operations.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On July 29, 2005, the Company acquired the operating assets of Aluma. The acquisition was accounted for under the purchase method of accounting in accordance with generally accepted accounting principles. Under this method, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values. The excess of the purchase price, plus estimated fees and expenses related to the acquisition, over the fair value of net assets acquired is recorded as goodwill.

The following unaudited pro forma condensed combined financial data are based upon the consolidated financial statements of the Company and the consolidated financial statements of Aluma. The unaudited pro forma condensed combined balance sheet at June 30, 2005 is adjusted to give effect to (i) the execution of the Company’s amended and restated secured credit facility, borrowings thereunder and use of proceeds therefrom, (ii) $5 million of borrowings under the revolving credit facility and use of proceeds therefrom, (iii) the sale by the Company of $30 million of preferred stock and use of proceeds therefrom, and (iv) the acquisition by the Company of the operating assets of Aluma, as if each of these transactions had occurred on June 30, 2005. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2004 and for the six months ended June 30, 2005 are adjusted to give effect to (i) the execution of the Company’s amended and restated secured credit facility, borrowings thereunder and use of proceeds therefrom, (ii) $5 million of borrowings under the revolving credit facility and use of proceeds therefrom, (iii) the sale by the Company of $30 million of preferred stock and use of proceeds therefrom, and (iv) the acquisition by the Company of the operating assets of Aluma, as if each of these transactions had occurred at the beginning of the respective periods presented.

Aluma’s consolidated financial statements are prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"), which differ in certain respects from accounting principles generally accepted in the United States ("US GAAP") and were reconciled to US GAAP. Aluma’s condensed consolidated statements of operations were prepared in Canadian dollars and translated to U.S. dollars at the average monthly exchange rate. Aluma’s condensed consolidated balance as of June 30, 2005 was translated to U.S. dollars at the June 30, 2005 exchange rate. Certain reclassifications were made to the Aluma condensed consolidated financial statements to conform them to the Company’s presentation.

The unaudited pro forma combined statement of operations does not reflect any potential cost savings which may be realized following the acquisition. The pro forma adjustments are based on estimates, evaluations and other data currently available and, in the Company’s opinion, provide a reasonable basis for the fair presentation of the estimated effects directly attributable to the acquisition and related transactions. The unaudited pro forma condensed combined balance sheet and statement of operations are provided for illustrative purposes only and are not necessarily indicative of what the combined results of operations or financial position would actually have been had the acquisition occurred at the date indicated, nor do they represent a forecast of combined results of operations or financial position for any future period or date.

All information contained herein should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, the financial statements and notes thereto of Aluma included in Item 9.01 (a) of this Form 8-K/A and the notes to unaudited pro forma condensed combined financial statements included herein.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of June 30, 2005
(In thousands)

Assets	Brand Intermediate Holdings, Inc. Historical	Net Operating Assets of Aluma US GAAP (Note 1)	Acquisition Pro Forma Adjustments (Note 1)	Financing Pro Forma Adjustments (Note 2)	Pro Forma Total
Current Assets:
Cash and cash equivalents	$9,160	$—	$—	$(2,929)	$6,231
Accounts receivable and accrued revenues	73,078	34,009	—	—	107,087
Other current assets	8,952	3,876	—	—	12,828
Total current assets	91,190	37,885	—	(2,929)	126,146
Property and Equipment, Net	169,961	129,690	(3,005)	—	296,646
Goodwill	247,325	—	26,741	—	274,066
Customer Relationships	41,548	—	30,760	—	72,308
Intangibles and Other Assets	23,787	—	12,617	5,595	41,999
Total Assets	$573,811	$167,575	$67,113	$2,666	$811,165

Liabilities and Stockholders’ Equity
Current Liabilities:
Current maturities of long-term debt	$1,047	$—	$—	$—	$1,047
Short-term bank borrowings	—	—	—	5,000	5,000
Notes payable and capital lease obligations, current portion	187	—	—	—	187
Accounts payable and accrued expenses	45,070	17,201	217,487	(217,487)	62,271
Total current liabilities	$46,304	$17,201	$217,487	$(212,487)	$68,505
Long-term Debt	293,182			215,153	508,335
Notes Payable and Capital Lease Obligations	292				292
Deferred Income Taxes	22,042				22,042
Stockholders’ Equity	211,991	150,374	(150,374)	—	211,991
	$573,811	$167,575	$67,113	$2,666	$811,165

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Six Months Ended June 30, 2005
(In thousands)

	Brand Intermediate Holdings, Inc. Historical	Aluma Historical Reclassified US GAAP (Note 3)	Acquisition Pro Forma Adjustments (Note 5)		Financing Pro Forma Adjustments (Note 6)	Pro Forma Total

Revenues	$191,346	$126,455	$—		$—	$317,801
Operating expenses	147,824	83,354	(192)	a	—	230,986
Gross Profit	43,522	43,101	192		—	86,815
Selling and administrative expenses	29,368	34,006	1,389	b	—	64,763
Operating Income	14,154	9,095	(1,197)		—	22,052
Interest (income)	(159)	(86)	86	c	—	(159)
Interest expense	17,044	4,028	(4,028)	d	8,875	25,919
Currency (gain) loss	—	270	(257)	f	919	932
Income (loss) before income tax provision	(2,731)	4,883	3,002		(9,794)	(4,640)
Provision for income taxes	(424)	90	3,017	g	(2,800)	(117)
Net income (loss)	$(2,307)	$4,793	$(15)		$(6,994)	$(4,533)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2004

(In thousands)

	Brand Intermediate Holdings, Inc. Historical	Aluma Historical Reclassified US GAAP (Note 4)	Acquisition Pro Forma Adjustments (Note 5)		Financing Pro Forma Adjustments (Note 6)	Pro Forma Total

Revenues	$333,954	$211,391	$—		$—	$545,345
Operating expenses	264,413	135,691	(385)	a	—	399,719
Gross Profit	69,541	75,700	385		—	145,626
Selling and administrative expenses	45,378	62,959	2,778	b	—	111,115
Operating Income	24,163	12,741	(2,393)		—	34,511
Interest (income)	(284)	(225)	225	c	—	(284)
Interest expense	33,673	6,742	(6,742)	d	17,976	51,649
Loss on parent debt obligation	—	4,697	(4,697)	e	—	—
Currency (gain) loss	—	(3,119)	2,185	f	(3,559)	(4,533)
Income (loss) before income tax provision	(9,226)	4,646	6,636		(14,377)	(12,321)
Provision for income taxes	(2,420)	67	(156)	g	(3,431)	(5,940)
Net income (loss)	$(6,806)	$4,579	$6,792		$(10,946)	$(6,381)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINACIAL STATEMENTS
(In thousands)

1.	The Acquisition

The unaudited pro forma condensed combined financial statements reflect the acquisition of certain assets and the assumption of certain liabilities of Aluma by the Company on July 29, 2005. The pro forma adjustments give effect to the acquisition as if it had been consummated at the beginning of the earliest period presented for each of the respective unaudited pro forma condensed combined statement of operations presented and as of June 30, 2005 for the pro forma condensed combined balance sheet.

On July 29, 2005, The Company purchased the net operating assets of Aluma, as defined by the terms of the Asset Purchase Agreement dated May 19, 2005. Following is a reconciliation of the consolidated balance sheet of Aluma as of June 30, 2005 to the net operating assets purchased by the Company:

Assets	Aluma Historical CDN GAAP ($CDN)	US GAAP Adjustments ($CDN)	Aluma Historical US GAAP ($CDN)	Aluma Historical US GAAP ($USD)	Excluded Assets and Liabilities	Net Operating Assets of Aluma US GAAP
Current Assets:
Cash and cash equivalents	$3,980	$—	$3,980	$3,247	$(3,247)	—
Accounts receivable and accrued revenues	44,192	—	44,192	36,057	(2,048)	34,009
Future income taxes	5,686	—	5,686	4,639	(4,639)	—
Other current assets	6,113	—	6,113	4,989	(1,113)	3,876
Total current assets	59,971	—	59,971	48,932	(11,047)	37,885
Property and equipment, net	159,538	—	159,538	130,171	(481)	129,690
Future income taxes	23,353	—	23,353	19,054	(19,054)	—
Intangibles and other assets	5,879	—	5,879	4,797	(4,797)	—
Total assets	$248,741	$—	$248,741	$202,954	$(35,379)	167,575

Liabilities and Stockholders’ Equity
Current Liabilities:
Current maturities of long-term debt	$12,831	$—	$12,831	$10,469	$(10,469)	$—
Short-term bank borrowings	16,653	—	16,653	13,588	(13,588)	—
Future income taxes	1,771	—	1,771	1,445	(1,445)	—
Accounts payable and accrued expenses	33,438	—	33,438	27,283	(10,082)	17,201
Total current liabilities	64,693	—	64,693	52,785	(35,584)	17,201
Long-term debt	73,776	160,368	234,144	191,044	(191,044)	—
Future income taxes	27,515	—	27,515	22,450	(22,450)
Other liabilities	8,382	—	8,382	6,839	(6,839)	—
Stockholders’ Equity	74,375	(160,368)	(85,993)	(70,164)	220,538	150,374
	$248,741	$—	$248,741	$202,954	$(35,379)	$167,575

Amounts related to US GAAP Adjustments to the consolidated balance sheet of Aluma are derived from Note 16 to the unaudited consolidated financials statements of Aluma as of June 30, 2005, appearing on page F-46 of this Form 8-K.

The purchase price paid for this acquisition was as follows:

Cash paid	$209,482
Direct acquisition costs	8,005
$217,487
Liabilities assumed	17,201
Total purchase price	$234,688

The acquisition was principally financed through borrowings under the Company’s amended and restated secured credit facility and through the issuance of the Company’s preferred stock (Note 2).

The Company obtained an independent third-party preliminary valuation of tangible and identifiable intangible assets, which consists of patents, trademark and customer relationships. The excess of the total purchase price over the fair value of the assets acquired, including the value of the identifiable intangible assets, has been allocated to goodwill. These fair values are based on preliminary information and are subject to change.

The following table presents the unaudited estimated fair values of the assets acquired and the amount allocated to goodwill:

Current assets		$37,885
Property and equipment		126,685
Identifiable intangible assets:
Customer relationships	$30,760
Patents	344
Trademarks	12,273
		43,377
Total fair value of assets acquired		$207,947
Goodwill		26,741
Total purchase price		$234,688

Customer relationships will be amortized over twelve years. Patents will be amortized over the life of the related patent. Trademarks will not be amortized as this intangible asset has an indefinite life.

2.	Financing

The Company financed the acquisition and related fees and expenses though (i) $185 million of supplemental term loans under its amended and restated senior credit agreement, (ii) $5 million of borrowings under its revolving credit facility, and, (iii) $30 million from the sale of its preferred stock. Following is an analysis of the manner in which the Company financed this acquisition transaction:

Proceeds from short-term bank borrowings		$5,000
Net proceeds from supplemental term loan:
Supplemental term loan	$185,153
Less: bank and other fees	(4,995)
		180,158
Net proceeds from preferred stock issuance:
Preferred stock issuance	$30,000
Less: advisory fees	(600)
		29,400
Cash on-hand		2,929
Cash used in transaction		$217,487

Amended and restated senior credit agreement - On July 29, 2005, the Company amended and restated its existing credit facility with Credit Suisse (formerly known as Credit Suisse First Boston, acting through its Cayman Islands Branch), as administrative agent, and other institutions, to provide for supplemental term loans in the aggregate principal amount of $185 million. As amended and restated, the credit facility consists of $287.0 million in aggregate principal amount of term loans, a letter of credit facility of $20 million, a synthetic letter of credit facility of $15 million and a revolving credit facility of $50 million. $57 million of the supplemental term loan was made in Canadian dollars.

Indebtedness under the credit facility for US dollar loans bears interest at a floating rate based upon (i) the Base Rate (as defined in the credit agreement), in each case plus 2.25%, in the case of revolving loans, 2.75%, in the case of letter of credit facility loans, or 2.00%, in the case of synthetic letter of credit facility loans and term loans, or, at our option, (ii) the LIBOR Rate (as defined in the credit agreement) for one, two, three or six month period, (or a nine or twelve month period if, at the time of the relevant LIBOR Rate Loan, all Lenders participation therein agree to make an interest period of such duration available) plus 3.50%, in the case of revolving loans, 4.00%, in the case of letter of credit facility loans or 3.00%, in the case of synthetic letter of credit facility loans and term loans. Indebtedness under the credit facility for Canadian dollar loans bears interest at (i) in the case of Canadian prime rate loans, a floating rate based upon the Canadian Prime Rate (as defined in the credit agreement), plus 2.25% or, at our option, (ii) in the case of bankers’ acceptance loans, Brand will pay a fee at the rate of 3.25% calculated on the basis of a year of 365 days on the face amount at maturity (or the principal amount in the case of a bankers’ acceptance equivalent loan) of such bankers’ acceptance for the period from and including the date of acceptance (or advance in the case of a bankers’ acceptance equivalent loan) of such bankers’ acceptance to but excluding the maturity date of such bankers’ acceptance. The interest period for bankers’ acceptance loans is a 30, 60, 90 or 180 day period (in each case subject to availability). The interest rate for loans under the revolving credit facility and the letter of credit facility is subject to adjustment on a quarterly basis, based on the ratio of our consolidated debt to EBITDA.

The revolving facility will mature in October 2008. The term loan will mature in January 2012. The term loan is subject to nominal quarterly amortization payments, with the balance payable in equal installments on the maturity date. In addition, the credit agreement will provide for mandatory repayments, subject to certain exceptions, of the term loan based on certain asset sales, the net proceeds of certain debt and equity issuances, excess cash flow and insurance proceeds.

The amended credit agreement contains the following financial covenants:

Minimum Interest Coverage Ratio. The Company’s ratio of Consolidated EBITDA to consolidated cash interest expense for any four-fiscal quarter period ending during any of the periods set forth below cannot be less than the ratio indicated:

Period	Minimum Interest Coverage Ratio
Through September 30, 2006	1.75:1.00
October 1, 2006 through December 31, 2008	2.00:1.00
January 1, 2009 and thereafter	2.25:1.00

Maximum Leverage Ratio. The Company’s ratio of period end consolidated total debt (net of cash and cash equivalents) to Consolidated EBITDA for any four fiscal quarter period ending during any of the periods set forth below cannot exceed the ratio indicated:

Period	Maximum Leverage Ratio
Through September 30, 2006	6.00:1.00
October 1, 2006 through December 31, 2006	5.75:1.00
January 1, 2007 through December 31, 2007	4.75:1.00
January 1, 2008 through December 31, 2008	4.00:1.00
January 1, 2009 and thereafter	3.00:1.00

The credit agreement also contains covenants which, among other things, limit the amount of capital expenditures, the incurrence of additional indebtedness, investments, dividends, transactions with affiliates, asset sales, acquisitions, mergers and consolidations, prepayments of other indebtedness (including the notes), liens and encumbrances and other matters customarily restricted in such agreements. The credit agreement contains customary events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain other indebtedness, certain events of bankruptcy and insolvency, failures under ERISA or foreign pension plans, judgment defaults, failure of any guaranty or security document supporting the credit agreement to be in full force and effect and any change of control.

Preferred Stock - On July 29, 2005, the Company issued and sold to J.P. Morgan Partners Global Investors, L.P., J.P. Morgan Partners Global Investors (Cayman), L.P., J.P. Morgan Partners Global Investors A, L.P., J.P. Morgan Partners Global Investors (Cayman) II, L.P., J.P. Morgan Partners (BHCA), L.P. and J.P. Morgan Partners Global Investors (Selldown), L.P. $30.0 million aggregate liquidation value of its Series A Preferred Capital Stock.

Dividends on the preferred stock will accrue cumulatively on a daily basis at a rate of 18% per annum (computed on the basis of a 360-day year of twelve 30-day months) on the liquidation value of the preferred stock. The dividend rate will increase (a) by 0.25% on each quarter after the occurrence of certain events of default, up to a maximum rate of 20.0% per annum and (b) to 20% per annum after a default in any payment due on the preferred stock.

The preferred stock is required to be redeemed by Intermediate on October 16, 2014 at their liquidation value and upon the occurrence of a change of control at 101% of their liquidation value. Prior to July 1, 2008, the preferred stock may be redeemed at the option of Intermediate at a redemption price equal to the sum of the present values of 109% of the aggregate liquidation value of the preferred stock to and including July 1, 2008, discounted to the date of redemption on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 50 basis points, together with, in each case, accrued and unpaid dividends, if any redemption date.

After July 1, 2008, the preferred stock may be redeemed at the option of Intermediate, at the following redemption prices (expressed as percentages of the liquidation value thereof), plus, in each case, accrued and unpaid dividends to the date of redemption, if any:

Period in which redemption occurs	Percentage
July 1, 2008 through (and including) June 30, 2009	109%
July 1, 2009 through (and including) June 30, 2010	104.5%
July 1, 2010 through (and including) June 30, 2011	102.25%
Thereafter	100%

Because the preferred stock has mandatory redemptions terms, it is accounted for as long-term debt.

(3)	Aluma Statement of Operations for the Six Months Ended June 30, 2005

The following table reconciles from Canadian GAAP to US GAAP Aluma’s unaudited condensed statement of operations for the six months ended June 30, 2005.

	Aluma Historical ($CDN)	US GAAP Adjustments($CDN)	Aluma Historical US GAAP ($CDN)	Aluma Historical US GAAP ($USD)	Reclassifications	Aluma Historical Reclassified US GAAP

Revenues	$155,761	$—	$155,761	$126,455	$—	$126,455
Operating expenses	84,262	—	84,262	68,408	14,946	83,354
Gross Profit	71,499	—	71,499	58,047	(14,946)	43,101
Selling and administrative expenses	49,397	—	49,397	40,103	(6,097)	34,006
Operating Income	22,102		22,102	17,944	(8,849)	9,095
Depreciation and amortization	9,474	—	9,474	7,691	(7,691)	—
Business restructuring and other expenses	1,426	—	1,426	1,158	(1,158)	—
Interest (income)	—	—	—	—	(86)	(86)
Interest expense	4,855	—	4,855	3,942	86	4,028
Currency (gain) loss	333	—	333	270	—	270
Income (loss) before income tax provision	$6,014	$—	$6,014	$4,883	$—	$4,883
Provision for income taxes	111	—	111	90	—	90
Net income (loss)	$5,903	$—	$5,903	$4,793	$—	$4,793

Amounts related to US GAAP Adjustments to the consolidated statement of operations of Aluma for the six months ended June 30, 2005 are derived from Note 16 to the unaudited consolidated financials statements of Aluma as of June 30, 2005, appearing on pages F- 46 to F-47 of this Form 8-K. Amounts related to reclassifications represent (i) reclassification of business restructuring and other expense to selling and administrative expenses, (ii) reclassification of interest income out of interest expense, (iii) reallocation of depreciation and amortization to operating expenses and selling and administrative expenses in conformity with the Company’s statement of operations, and (iv) reclassification of certain of Aluma’s selling and administrative expenses to operating expenses in conformity with the Company’s statement of operations.

4.	Aluma Statement of Operations for the Year Ended December 31, 2004

The following table reconciles from Canadian GAAP to US GAAP Aluma’s condensed statement of operations for the year ended December 31, 2004.

	Aluma Historical ($CDN)	US GAAP Adjustments($CDN)	Aluma Historical US GAAP ($CDN)	Aluma Historical US GAAP ($USD)	Reclassifications	Aluma Historical Reclassified US GAAP

Revenues	$275,950	$—	$275,950	$211,391	$—	$211,391
Operating expenses	142,401	—	142,401	109,086	26,605	135,691
Gross Profit	133,459	—	133,459	74,892	(26,605)	75,700
Selling and administrative expenses	97,764	—	97,764	74,892	(11,933)	62,959
Operating Income	35,785	—	35,785	27,413	(14,672)	12,741
Depreciation and amortization	18,441	—	18,441	14,127	(14,127)	—
Business restructuring and other expenses	711	—	711	545	(545)	—
Interest (income)	—	—	—	—	(225)	(225)
Interest expense	8,688	(181)	8,507	6,517	225	6,742
Loss on parent debt obligation	6,131	—	6,131	4,697	—	4,697
Currency (gain) loss	(4,071)	—	(4,071)	(3,119)	—	(3,119)
Income (loss) before income tax provision	$5,885	$181	$6,066	$4,646	$—	$4,646
Provision for income taxes	87	—	87	67	—	67
Net income (loss)	$5,798	$181	$5,979	$4,579	$—	$4,579

Amounts related to US GAAP Adjustments to the consolidated statement of operations of Aluma for the year ended December 31, 2004 are derived from Note 19 to the consolidated financials statements of Aluma as of December 31, 2004, appearing on pages F-28 to F-29 of this Form 8-K. Amounts related to reclassifications represent (i) reclassification of business restructuring and other expense to selling and administrative expenses, (ii) reclassification of interest income out of interest expense, (iii) reallocation of depreciation and amortization to operating expenses and selling and administrative expenses in conformity with the Company’s statement of operations, and (iv) reclassification of certain of Aluma’s selling and administrative expenses to operating expenses in conformity with the Company’s statement of operations.

5.	Income Statement Acquisition Pro Forma Adjustments

Following is an explanation of the pro forma adjustments to the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2005 and for the year ended December 31, 2004.

		Six Months Ended June 30, 2005	Year Ended December 31, 2004
a	Adjust depreciation expense for fair value of assets acquired	$(192)	$(385)
b	Adjust depreciation and amortization expense for fair value of assets acquired	1,389	2,778
c	Eliminate interest income of Aluma because the related financial assets were not purchased by the Company	86	225
d	Eliminate interest expense of Aluma because the related debt was not assumed by the Company	(4,028)	(6,742)
e	Eliminate loss on parent debt obligation because the related debt was not assumed by the Company	--	(4,697)
f	Currency (gain)/loss:
	Eliminate portion of the Aluma’s currency (gain) loss related to debt because the related debt was not assumed by the Company	(709)	3,483
	Convert Aluma's method of translation of U.S. subsidiary financial statements from temporal to current	452	(1,298)
		(257)	2,185
g	Provision for income taxes:
	Adjust Aluma's provision for taxes to remove valuation allowances established for net operating losses because the Company purchased the net operating assets of Aluma	1,704	(399)
	Adjust tax provision for the impact of all other pro forma adjustments	1,313	243
		3,017	(156)

6.	Statement of Operations Financing Pro Forma Adjustments

Following is an explanation of the pro forma adjustments to the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2005 and for the year ended December 31, 2004.

	Six Months Ended June 30, 2005	Year Ended December 31, 2004
Adjust interest expense, including amortization of debt issuance costs, for the incremental borrowings the Company used to finance the acquisition	$8,875	$17,976
Reflect impact on currency (gains)/losses of borrowings in Canadian dollars by the Company and push-down of U.S. dollar debt to Canadian subsidiary	919	(3,599)
Adjust tax provision for the impact of all other pro forma adjustments	(2,800)	(3,431)